UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 16, 2016 (May 11, 2016)

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	033-90866	25-1615902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Airbrake Avenue Wilmerding, Pennsylvania	15148
(Address of Principal Executive Offices)	(Zip Code)

(412) 825-1000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Westinghouse Air Brake Technologies Corporation (the “Company”) on May 11, 2016, management proposals 1, 2, 3 and 4 were approved. The proposals below are described in detail in the Company’s Proxy Statement for the Annual Meeting of Stockholders, dated March 31, 2016 and the Company’s supplemental proxy materials dated April 26, 2016.

The final results are as follows:

1.	The election of three directors for a three-year term expiring in 2019:

Name of Director	Votes For	Votes Withheld	Broker Non-Votes
Robert J. Brooks	75,592,790	3,879,347	4,953,442
William E. Kassling	75,813,721	3,658,416	4,953,442
Albert P. Neupaver	77,375,869	2,096,268	4,953,442

Continuing as directors, with terms expiring in 2017, are Raymond T. Betler, Emilio A. Fernandez, Lee B. Foster, II and Gary C. Valade.

Continuing as directors, with terms expiring in 2018, are Brian P. Hehir, Michael W. D. Howell and Nickolas W. Vande Steeg.

2.	The approval of an advisory (non-binding) resolution relating to 2015 named executive officers compensation:

For	Against	Abstain	Broker Non-Votes
77,465,101	1,822,062	184,974	4,953,442

3.	The ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for fiscal year 2016:

For	Against	Abstain	Broker Non-Votes
82,907,328	1,413,762	104,489	0

4.	The re-approval of the 2011 Stock Incentive Plan for purposes of qualification under applicable French law known as the Macron Law:

For	Against	Abstain	Broker Non-Votes
72,268,394	4,628,987	87,293	7,440,905

Item 8.01. Other Events.

On May 11, 2016, the Board of Directors also increased the Company’s regular quarterly dividend to 10 cents per share of common stock from 8 cents per share of common stock. The new dividend rate will be payable initially on August 29, 2016 to shareholders of record as of August 15, 2016. Reference is made to the press release filed as Exhibit 99.1 to this Form 8-K which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description

99.1	Press release dated May 11, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:	/s/ David L. DeNinno
David L. DeNinno
Senior Vice President, General Counsel & Secretary

Date: May 16, 2016

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Press release dated May 11, 2016	Filed herewith.